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                                  EXHIBIT 10-20
                                  -------------

                             SECURED PROMISSORY NOTE


February 12, 2001
Rochester, New York                                                 $368,968.13

         FOR VALUE RECEIVED, the undersigned (the "EXECUTIVE"), promises to pay to the order of GENESEE CORPORATION, a New York corporation (the "COMPANY"), at the principal office of Company or at such other place as Company may designate in writing to Executive, the principal sum of THREE HUNDRED SIXTY-EIGHT THOUSAND NINE HUNDRED SIXTY EIGHT DOLLARS AND THIRTEEN CENTS (U.S. $368,968.13) in lawful money of the United States of America, as follows:

        1. BACKGROUND. This Note evidences a loan made by the Company to the Executive to facilitate the purchase by the Executive of 12,800 shares of the Company's Class B common stock, par value $0.50 per share (the "SHARES"), in accordance with the terms of a certain Employment Agreement, dated as of December 15, 2000, by and between the Company and the Executive (the "EMPLOYMENT AGREEMENT")

        2. INTEREST. Prior to maturity of this Note pursuant to Section 3(b), by acceleration or otherwise (collectively, "MATURITY"), no interest shall accrue on the unpaid principal of this Note. After Maturity, interest shall accrue on the unpaid principal of this Note at the rate of 12% per annum until the Note has been paid in full.

        3. PAYMENTS.


           (a) Subject to Section 3(b) and any earlier acceleration of this Note, the principal amount of this Note shall become due and payable in (i) the event of, and to the extent of any cash payments, cash dividends or other cash distributions in respect of the Pledged Shares and (ii) in the event of, and to the extent of, any Net Proceeds received from, the sale of any Pledged Shares. As used herein, "NET PROCEEDS" shall mean the total proceeds received from the sale of Pledged Shares by the Executive, minus an amount equal to any brokerage commissions or similar transaction expenses incurred by reason of the sale of such Pledged Shares. In the event any dividend payments or the sale of any Pledged Shares, the Executive hereby authorizes the Company to retain and apply the dividend payments and Net Proceeds to the payment of this Note. Concurrently with any such dividend or sale, the Company shall make a notation of such payment hereon.

           (b) This Note shall mature and all remaining unpaid principal of this Note shall become due and payable upon the earlier to occur of (i) the sixth (6th) month after the Company gives the Executive written notice that the Company's Board of Directors has determined, in its sole discretion, that it does not anticipate the Company making any further material liquidating dividends, and (ii) the termination of Executive's employment or service with the Company due to Cause, or his resignation from the Company.


        4. WAIVERS, ETC. Executive hereby waives presentment, demand, notice of nonpayment, protest, notice of protest, notice of dishonor, bringing of suit and diligence in taking any action to collect amounts called for hereunder.

        5. COLLATERAL.


           (a) In order to secure Executive's obligations hereunder, the Executive hereby pledges and grants to Company a continuing, perfected, first priority security interest in and to (a) the Shares which are represented by stock certificate number 12,503, and any and all shares or other securities hereafter issued by the Company with respect thereto (collectively, the "PLEDGED SHARES"), physical possession of which has been heretofore

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delivered to Company, irrevocably authorizing Company to arrange for the transfer of the Pledged Shares on the books of Company, in the name and for the benefit of Company upon Maturity; and (b) all proceeds from the sale, exchange or disposition of the Pledged Shares. This pledge of the Pledged Shares effected hereby shall remain in effect until, and shall automatically terminate without any action on the part of any person upon, the payment in full of this Note.

           (b) Prior to Maturity, Executive shall be entitled to: (i) vote the Pledged Shares in Executive's sole discretion; (ii) receive all dividends payable with respect to the Pledged Shares (subject to the Company's right to retain such dividends and apply them to the payment of this Note in accordance with Section 3(a) above); (iii) dispose of the Pledged Shares and receive the Net Proceeds therefrom (subject to the Company's right to retain such dividends and apply them to the payment of this Note in accordance with Section 3(a) above); and (iv) exercise all other rights afforded a holder of the Company's Class B common stock under applicable law; provided, however, that all stock or securities issuable upon any dividend, split, revision or reclassification on or with respect to the Pledged Shares, or any part thereof or received in exchange for the Pledged Shares as a result of a merger, consolidation or other corporate reorganization, shall be transferred directly to Company and held by Company as additional collateral under the terms hereof, and shall constitute Pledged Shares.

        6. REMEDIES.


           (a) If this Note or any installment of principal hereunder is not paid when due, then Company may, at its option, declare this Note immediately due and payable in full. If the Executive should make an assignment for the benefit of creditors, or institute or have instituted against him or her any insolvency or bankruptcy proceedings, this Note shall become immediately due and payable, without any action on the part of the Company.

           (b) Upon the occurrence of any default in any payment of principal hereunder or in the event this Note is accelerated as a result of any insolvency or bankruptcy of Executive, Company shall be entitled to exercise all rights of foreclosure upon the Pledged Shares (and the proceeds therefrom) under applicable law and equity. Such powers shall include, without limitation, the full power and authority of Company, to the extent not prohibited by applicable law, to transfer to Company or its assignee the Pledged Shares without foreclosure, auction or sale and thereafter exercise all the rights incident to ownership of the Pledged Shares as referred to in Section 5 above. If this Note or any portion of the principal hereof is not paid when due, and this Note is placed in the hands of an attorney for collection, and/or suit is filed hereon, and as often as any of such events occur, Executive agrees to pay, in addition to the unpaid principal, all reasonable collection costs, including, without limitation, the Company's reasonable attorneys' fees and expenses incurred in connection with such collection activities and/or suit.


           (c) In addition to recourse against the Pledged Shares, recourse for the payment of the principal of or interest on this Note or for any claim based hereon (including, without limitation, any fees, expenses, costs of collection or other amounts of whatever nature) shall be had against the Executive, his heirs, legal representatives or assigns, directly or indirectly, by way of set-off or otherwise; all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly acknowledged and affirmed.

         7. ASSIGNMENT. Upon any transfer of this Note, the holder of this Note may deliver the Pledged Shares or any part thereof to the transferee, who shall thereupon become vested with all the powers and rights hereinabove given to Company in respect of this Note and the Pledged Shares.

         8. EXECUTIVE'S REPRESENTATIONS AND WARRANTIES. Executive hereby represents and warrants to Company as follows: (a) Executive has good and marketable title to the Pledged Shares, free and clear of any and all liens, claims and encumbrances (except the pledge and security interest granted herein, as may be set forth in the Employment Agreement and under applicable securities laws); (b) Executive has full right and authority to execute, deliver and perform Executive's obligations under this Note and to pledge and grant a security interest in the Pledged Shares hereunder; and (c) this Note is binding and enforceable against Executive in accordance with its terms.

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         9. MISCELLANEOUS.

           (a) In the event that any clause or provision of this Note is determined to be invalid or unenforceable for any reason, this Note shall continue to be enforceable to the maximum extent permitted by applicable law; and in particular, if any remedy is determined to be in excess of that permitted by applicable law, the excessive remedy shall be reduced to the maximum enforceable level and, as so reduced and modified, this Note shall be enforced to the maximum extent permitted by applicable law.

           (b) The provisions of this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

           (c) All notices and other communications hereunder shall be in writing and will be deemed to have been duly given if delivered or mailed in accordance with the Employment Agreement.

           (d) The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date first set forth above.

                                               /S/ MARK W. LEUNIG
                                               ------------------------------
                                               Mark W. Leunig